SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported):
                             February 10, 1999


                       NEWPORT NEWS SHIPBUILDING INC.
           (Exact name of registrant as specified in its charter)



          Delaware                     1-12385                74-1541566
(State or other jurisdiction         (Commission           (I.R.S. Employer
      of incorporation)              File Number)         Identification No.)


             4101 Washington Avenue, Newport News, VA     23607
           ------------------------------------------------------
           (Address of principal executive offices)    (zip code)


                               (757) 380-2000
            (Registrant's telephone number, including area code)


                               Not Applicable
       (Former name or former address, if changed since last report)

Item 5. Other Events

          Newport News Shipbuilding Inc. ("Newport News") reported today that it has received an unsolicited offer from General Dynamics Corporation ("General Dynamics") proposing to pay $38.50 per share in cash for all of Newport News' outstanding shares, subject to various conditions including due diligence and antitrust clearance from the appropriate regulatory authorities in the U.S. Departments of Justice and Defense.

          On January 19, 1999, Newport News announced a proposed merger with Avondale Industries, Inc. ("Avondale") that is currently under regulatory review. Under the merger agreement with respect to the Avondale transaction, Newport News is not permitted to negotiate or enter into a transaction with a party that has made a proposal to acquire Newport News unless, among other things, the Newport News board of directors (the "Newport News Board") has determined that the proposal is superior to the merger with Avondale. In order for a proposal to be a superior proposal, the Newport News Board must determine that the proposed transaction is both reasonably capable of being completed, taking into account legal, regulatory and other factors, and that its financial and other terms are more favorable to Newport News and its shareholders.

          The Newport News Board met on February 18, 1999, to consider General Dynamics' proposal. In light of recent antitrust scrutiny in the defense sector, the Newport News Board believes that the transaction offered by General Dynamics requires a careful assessment of the antitrust risk and reliable assurance that it is unlikely to be a problem. Under the present circumstances, the Newport News Board determined that in order to further evaluate General Dynamics' proposal, it would require a finding by the U.S. Department of Defense that there is a reasonable likelihood that a combination of Newport News and General Dynamics would be approved. General Dynamics has not satisfied the Newport News Board's concerns as to the reasonable likelihood of approval. Should the Newport News Board become satisfied, it would then be prepared to evaluate the terms of the General Dynamics proposal, including the proposed price. The Newport News Board meanwhile continues to remain fully committed to the Avondale transaction.


Item 7. Financial Statements and Exhibits

(c) Exhibits

          Exhibit 99.1   Press Release

          Exhibit 99.2 Letter from General Dynamics Corporation dated February 10, 1999 (with enclosure)

          Exhibit 99.3 Mutual Nondisclosure Agreement of Newport News and Avondale dated November 20, 1998

                                 SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              NEWPORT NEWS SHIPBUILDING INC.



Date: February 18, 1999       By: /s/ Stephen B. Clarkson
                                 -------------------------------
                                 Name:  Stephen B. Clarkson
                                 Title: Vice President, General Counsel and
                                          Secretary

                               Exhibit Index



                                                              Sequential Page
Exhibit No.                  Description of Exhibit                Number

Exhibit  99.1       Press Release                                     5

Exhibit  99.2       Letter from General Dynamics Corporation
                    dated February 10, 1999 (with enclosure)          6

Exhibit  99.3       Mutual Nondisclosure Agreement of Newport
                    News and Avondale dated November 20, 1998        12

                                                                    EX-99.1
                                                              PRESS RELEASE



NEWPORT NEWS
SHIPBUILDING
                                                               NEWS RELEASE



                     NEWPORT NEWS HAS RECEIVED PROPOSAL
                           FROM GENERAL DYNAMICS


          NEWPORT NEWS, VA, - February 18, 1999 - Newport News Shipbuilding (NYSE:NNS) said today that it has received an unsolicited offer from General Dynamics (NYSE:GD) proposing to pay $38.50 per share in cash for all of its outstanding shares, subject to various conditions including due diligence and antitrust clearance from the appropriate regulatory authorities in the Department of Justice and Defense.

          On January 19, 1999, Newport News announced a proposed merger with Avondale Industries (NASDAQ:AVDL) that is currently under regulatory review. Under the merger agreement, Newport News is not permitted to enter into a transaction with a party that has made a proposal to acquire Newport News unless, among other things, the Newport News board of directors has determined that the proposal is superior to the merger with Avondale. In order for a proposal to be a superior proposal, the board of directors must determine that it is both reasonably capable of being completed, taking into account legal, regulatory and other factors, and its financial and other terms are more favorable to Newport News and its shareholders.

          "Our board is fully committed to acting in the best interest of its shareholders," said William P. Fricks, chairman and chief executive officer of Newport News. "Because of recent antitrust scrutiny in the defense sector we believe that the General Dynamics proposal requires a careful assessment of the antitrust risk and reliable assurance that it is unlikely to be a problem. Under present circumstances, we view this as requiring a finding by the Department of Defense that there is a reasonable likelihood of approval. At this time, General Dynamics has not satisfied the board's concerns as to the reasonable certainty of closing. Should the board become satisfied, it would then be prepared to evaluate the terms of the General Dynamics proposal, including the proposed price. Meanwhile, we remain fully committed to the Avondale transaction."

          Newport News Shipbuilding designs and constructs nuclear powered aircraft carriers and submarines for the U.S. Navy and provides life cycle maintenance services for ships in the Navy fleet. The company employs 18,000 people and has annual revenues of approximately $1.8 billion.




CONTACT: Dave Anderson - Investors (757) 380-7600 or

George Sard or Paul Verbinnen - Media (212) 687-8080.

                                                                    EX-99.2
                                                    GENERAL DYNAMICS LETTER


GENERAL DYNAMICS

                            Nicholas D. Chabraja
                     Chairman & Chief Executive Officer


February 10, 1999

PERSONAL AND CONFIDENTIAL

Mr. William P. Fricks
Chairman of the Board and Chief Executive Officer
Newport News Shipbuilding Inc.
4101 Washington Avenue
Newport News, Virginia 23607-2770

Dear Bill:

Over the past year you and I have discussed on several occasions the possibility of a business combination between General Dynamics Corporation and Newport News Shipbuilding Inc. You have repeatedly stated your preference that Newport News remain an independent public company. As you know, I have been inclined to respect your wishes in that regard. However, a thorough analysis of the merits of a combination of General Dynamics and Newport News has reinforced my belief that the joining of our two organizations would be in the best interests of our collective stakeholders--shareholders, employees and customers.

I believe that the combined company would be very well positioned for long-term leadership in the shipbuilding industry. The combined company with critical mass, breadth of programs and depth of technology will be ideally postured to offer maximum value to its customers, and thereby provide enhanced job stability and career opportunities for Newport News employees within the expanded enterprise.

Additionally, my discussions with you have led me to appreciate the importance of maintaining the proud and rich heritage of Newport News. I believe that a combination with General Dynamics would provide the best avenue through which the Newport News legacy can continue to prosper.

In the event of our combination, we would look forward to continuing the "best-of-the-best" philosophy that has been so successful in all of our prior business combinations. Further, the success of Newport News has been due in large measure to the efforts of your outstanding management team. We would envision Newport News' key executives and employees taking leadership roles where appropriate in the expanded enterprise.

Strategic Rationale

I want to assure you that after a thorough analysis of the business and cultural fit between our organizations, we believe that Newport News' and General Dynamics' businesses are extremely complementary. We strongly believe that the combined company offers significant economic, technological and cost benefits for our collective customers, most importantly the United States Navy. We are confident that we will be able to achieve significant future costs savings for many of the major Navy programs currently being performed by our companies.

General Dynamics attributes significant strategic value to Newport News' personnel and production capabilities. Furthermore, national security and other considerations clearly dictate that our combined companies would continue to operate the current nuclear-capable facilities in Connecticut and Virginia. This would ensure that both yards remain strong and vibrant for the foreseeable future.

Price and Structure

We, in combination with our outside financial advisors, have placed a value on Newport News which is based on publicly available information. We have analyzed the business utilizing a wide variety of valuation methodologies including, comparable merger and acquisition transactions, market values of comparable publicly traded companies and discounted cash flow analyses. In addition, we have reviewed premiums to market value paid in other relevant merger and acquisition transactions. The value we are offering to the Newport News shareholders is at the high end of the valuation range for the company based on these analyses.

Accordingly, I have been authorized by the Board of Directors of General Dynamics to formally propose a business combination between our companies in which the shareholders of Newport News would receive $38.50 per share in cash on a fully diluted basis, subject to brief due diligence. Our proposal represents approximately a 40% premium over your average share price since your proposed Avondale transaction was announced. We believe that this offer is more attractive than the short-term and long-term value that Newport News could deliver to its shareholders on its own, and, therefore represents an outstanding opportunity for Newport News to deliver maximum value to its public shareholders.

Our offer is an all cash offer that we would accomplish through a tender offer followed by a merger. We believe, however, that the most effective strategic combination of General Dynamics with Newport News would be accomplished through a stock-for-stock merger which would be treated as a pooling. In view of your current circumstances this may not be achievable. If, however, there is a means of accomplishing a pooling, we think that would best serve the interests of all of our shareholders. Moreover, the ability to achieve a pooling would enable us to increase the value of our offer.

Timing

Time is of the essence. It is our belief that it is in the best interests of Newport News that we initiate and complete our due diligence and finalize a definitive agreement as soon as possible. It is our expectation that this process can be successfully completed within one week. In order to expedite the process, we have included a signed confidentiality agreement. We are also prepared to send you a draft merger agreement which General Dynamics is prepared to sign.

Sources of Financing

General Dynamics would plan to finance a cash purchase of Newport News through a combination of General Dynamics' current cash reserves and borrowed funds. We regularly hold discussions with our financial advisors and commercial banks to review General Dynamics' debt capacity, including financing major acquisitions. Based on these conversations, more than adequate funds are available on terms satisfactory to General Dynamics to provide the cash required to close the transaction. Thus, our proposal is not subject to receipt of financing.

Conditions to the Consummation of a Transaction

General Dynamics does not anticipate that it would require any unusual conditions to the consummation of a transaction. As you know, our companies currently work closely under teaming arrangements relating to the New Attack Submarine and CVX carrier programs. Moreover, the Navy's procurement plans do not envision any major ship building programs in the foreseeable future on which our companies might compete. Nonetheless, we anticipate that the Department of Defense and the relevant federal antitrust authorities will review a merger of our companies. We are confident based on our outside antitrust counsel's analysis and, more importantly, our recent conversations with a number of the most senior members of the Navy and the Department of Defense that a combination of our companies will not adversely affect competition in the industry and should receive the required regulatory approvals. We, of course, are available to discuss with you the basis of our confidence on this point.

Finally, your proposed acquisition of Avondale Industries creates possible antitrust concerns which could delay or frustrate a business combination between our companies. In view of this possibility, we would like to discuss with you appropriate arrangements to ensure that this transaction does not impede the joining of our companies which we believe is of far greater and more immediate importance to Newport News' public shareholders.

We are prepared to move forward on an accelerated time schedule with a minimum amount of disruption to Newport News. In consideration of your employees and shareholders, we hope you will allow us the opportunity to share our views with you. We would like to meet with you as soon as possible to discuss the proposed combination with the objective of expeditiously working toward a mutually beneficial transaction. Our entire Board of Directors has reviewed and approved this offer. As a courtesy, we are sending a copy of this letter to each of Newport News' Board members.

We have the highest regard for Newport News and its people and believe that a business combination between Newport News and General Dynamics would truly be "win-win" for all parties. I am available to discuss these extremely important matters with you at any time. This transaction has the highest priority for all of us at General Dynamics and we look forward to hearing from you within the week.

Yours very truly,



/s/ Nicholas D. Chabraja
---------------------------
Nicholas D. Chabraja


Enclosures

GENERAL DYNAMICS

                                                       Nicholas D. Chabraja
                                       Chairman and Chief Executive Officer



February 10, 1999

PERSONAL AND CONFIDENTIAL


Newport News Shipbuilding Inc.
4101 Washington Avenue
Newport News, Virginia 23607-2770
Attention:    Mr. William P. Fricks
              Chairman of the Board
              and Chief Executive Officer

Gentlemen:

General Dynamics Corporation ("General Dynamics") and Newport News Shipbuilding Inc. ("Newport News") intend to enter into discussions regarding a possible stock purchase, merger or other business combination (a "Transaction") involving the acquisition of Newport News by General Dynamics. In connection with their discussion of a possible Transaction, the parties anticipate that Newport News will disclose to General Dynamics certain confidential financial and other business information. In consideration of, and as a condition to, Newport News furnishing General Dynamics with such information, the parties hereby agree as follows:

1. The term "Evaluation Material" as used in this Agreement will be construed broadly to include all information, in whatever form or medium, disclosed or provided to General Dynamics by Newport News, any of its affiliates or any of their respective stockholders, directors, officers, employees, lenders, attorneys, accountants, financial advisors or other representatives (such affiliates and other persons being referred to herein collectively as the "Newport News Representatives"). Notwithstanding the foregoing, the term "Evaluation Material" will not be deemed to include any information which (a) at the time of disclosure to General Dynamics is known by General Dynamics, any of its affiliates or any of their respective stockholders, directors, officers, employees, lenders, attorneys, accountants, financial advisors or other representatives (such affiliates and other persons being referred to herein collectively as the "General Dynamics Representatives"), (b) at the time of disclosure to General Dynamics is generally known by the public, (c) becomes generally known by the public following the time of its disclosure to General Dynamics (other than as a result of the breach of this Agreement), (d) was or is made available to General Dynamics on a nonconfidential basis from a person who is not bound by a confidentiality agreement with Newport News or who is not otherwise legally prohibited from transmitting such information to General Dynamics or (e) was or is made available to General Dynamics or any of its subsidiaries pursuant to any teaming, subcontract or other agreement between General Dynamics, Newport News or any of their respective subsidiaries.

2. The Evaluation Material will be used by General Dynamics solely for the purpose of evaluating a possible Transaction. Unless and until a Transaction has been consummated pursuant to a definitive agreement between General Dynamics (or one or more of its affiliates) and Newport News, the Evaluation Material will be kept strictly confidential by General Dynamics and the General Dynamics Representatives. The Evaluation Material or portions thereof may be disclosed to those General Dynamics Representatives who need to know such information for the purpose of evaluating a possible Transaction, it being understood that prior to such disclosure the General Dynamics Representatives will be informed of the confidential nature of the Evaluation Material and will agree to be bound by this Agreement. Information of the type described in paragraph 1(e) above will be held and used by General Dynamics and its subsidiaries in accordance with the terms and conditions of the teaming, subcontract or other agreement pursuant to which such information was or is made available by Newport News.

3. In the event that General Dynamics or any of the General Dynamics Representatives receives a request to disclose all or any part of the information contained in the Evaluation Material under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, General Dynamics agrees to (a) promptly notify Newport News of the existence, terms and circumstances surrounding such request, (b) cooperate with Newport News with respect to taking legally available steps to resist or narrow such request and (c) if disclosure of such information is legally required, exercise its commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information.

4. General Dynamics acknowledges that it is aware that the securities laws prohibit any person who has material, non-public information concerning Newport News or the matters which are the subject of this Agreement from purchasing or selling securities of Newport News (and options, warrants and rights relating thereto) and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

5. The parties agree that unless and until a definitive agreement with respect to a Transaction has been executed and delivered, neither General Dynamics nor Newport News will be under any legal obligation of any kind whatsoever with respect to such a Transaction by virtue of this Agreement or any written or oral expression with respect to such a Transaction by any of their respective Representatives, except for the matters specifically agreed to herein.

6. If General Dynamics determines that it does not wish to proceed with a Transaction, it will promptly advise Newport News of that decision. In that case, General Dynamics will promptly return to Newport News or destroy all of the Evaluation Material disclosed or provided to General Dynamics, together with all copies, reproductions, summaries, analyses or extracts thereof or based thereon (in whatever form or medium) in its possession or in the possession of any of its Representatives. Upon request, General Dynamics will certify in writing the return or destruction of all Evaluation Material in its possession or in the possession of any of its Representatives.

7. Without prejudice to the rights and remedies otherwise available, Newport News will each be entitled to seek equitable relief by way of injunction in the case of the breach or threatened breach of the provisions of this Agreement by General Dynamics or any of its Representatives.

8. The benefits arising under this Agreement will inure to each of the parties hereto and their respective successors and assigns. The obligations arising under this Agreement will be enforceable against each of the parties hereto, their Representatives and each of their and their Representatives' respective successors and assigns.

9. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision of this Agreement is invalid or unenforceable (a) the remaining terms and provisions of this Agreement will be unimpaired and will remain in full force and effect and (b) the invalid or unenforceable provision or term will be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

10. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendment, change or supplement to this Agreement will be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party.

11. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart will be deemed to be an original instrument, and all such counterparts taken together will constitute one and the same Agreement.

12. The validity and interpretation of this Agreement will be governed by, and construed and enforced in accordance with, the internal laws, and not the law of conflicts, of the State of Delaware.

This Agreement is being delivered to you in duplicate. Please execute and return one copy of this Agreement, which will constitute our agreement and understanding with respect to the subject matter hereof.

Very truly yours,

GENERAL DYNAMICS CORPORATION


By:
   -----------------------------
   Nicholas D. Chabraja
   Chairman and Chief Executive Officer



Accepted and Agreed to
this day of February ___, 1999:


NEWPORT NEWS SHIPBUILDING INC.


By:
   -----------------------------
   Name:
   Title:

                                                                    EX-99.3
                                                               NEWPORT NEWS
                                           AVONDALE NONDISCLOSURE AGREEMENT


                       MUTUAL NONDISCLOSURE AGREEMENT
                                  Between
                       NEWPORT NEWS SHIPBUILDING INC.
                                    And
                         AVONDALE INDUSTRIES, INC.



THIS IS AN AGREEMENT made this 20th day of November, 1998, by and between Newport News Shipbuilding Inc. ("NNS"), a Delaware corporation, 4101 Washington Avenue, Newport News, VA 23607, and Avondale Industries, Inc., a Louisiana Corporation ("AVONDALE"), P.O. Box 50280, New Orleans, LA 70150, relating to the disclosure by each of the parties to the other of certain of its proprietary or confidential information concerning its business, finances, operations and assets ("Evaluation Materials") solely for the purpose of enabling each party to evaluate and consider a possible strategic business combination with the other.

Evaluation Materials shall mean any information and data regarding the disclosing party, its business, prospects, financial condition, operations, assets and liabilities which is disclosed by the party or any of its directors, officers, employees, counsel, accountants, investment bankers, advisors, agents or representatives (such directors, officers, employees, counsel, accountants, investment bankers, advisors, agents or representatives of either party being referred to herein as "Representatives") to the other party or its Representatives, including but not limited to proprietary technical, financial, marketing, operating, performance, cost, know-how, contracting, business and process information, computer programming techniques, lists of customers and suppliers and all record bearing media containing or disclosing such information. Evaluation Material includes data and information which is disclosed by one party to the other in writing or in non-written manner.

As used herein, "Evaluation Material" shall be deemed to include all notes, analyses, compilations, studies, interpretations or other documents prepared by a party or its Representatives which contain, reflect or are based substantially on Evaluation Materials furnished by the other party or its Representatives.

In consideration of the mutual promises set forth herein, the parties AGREE AS FOLLOWS:

1. For a period of 30 days following the date of this Letter neither party will enter into, discuss or otherwise negotiate, take any action with the view to facilitating, or consummate any transaction, arrangement or relationship with any person or entity, other than the other party, having the purpose or effect of changing the ownership or control of such party or of transferring ownership or possession of all or substantially all of its business or assets. Each party will promptly notify the other if it receives any inquiry or proposal with respect to any such transaction, arrangement or relationship.

2. Each party agrees to provide Evaluation Materials to the other at a mutually convenient location and time for the purposes set forth above and to permit the receiving party to make such copies as are reasonable. The nature and type of Evaluation Materials will be as mutually agreed to between the parties; provided, however, neither party has any obligation to accept or provide Evaluation Materials.

3. Each party agrees to hold in confidence and protect the Evaluation Materials provided by the other party from disclosure to any third party in a manner inconsistent with this Agreement.

4. Each party agrees to disclose Evaluation Materials received from the other party only to its Representatives who have a need to know for the above purpose. Each party agrees not to provide Evaluation Materials to its Representatives unless those persons agree to keep such information confidential and to be bound by the terms of this Agreement to the same extent as if they were parties hereto.

5. Both parties agree that, without the prior written consent of the other, neither will disclose to any person: (a) that Evaluation Materials has been disclosed, (b) that discussions are taking place concerning a possible strategic business combination involving the parties, or (c) any of the terms, conditions or other facts with respect thereto (including the status thereof), unless such disclosure is required by law and then only with as much prior written notice to the other party as is practical under the circumstances and only to the extent required by law. For the purposes of this paragraph, the term "person" shall be broadly construed to include the media and any corporation, partnership, group, individual or other entity, but shall not include the Representatives of a party who require and are given access to Evaluation Materials for the purposes and under the conditions contemplated by this Agreement.

6. During the term of this Agreement each party agrees not to contact any of the other party's employees regarding the Evaluation Materials or any strategic business combination contemplated by this Agreement without the other party's prior consent. For a period of one year following the date of this Agreement each party agrees not to solicit any of the other party's employees regarding possible employment, other than a general solicitation, without the other party's prior consent.

7. In the event either party or any of its Representatives is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings or by subpoena, civil investigative demand or other similar regulatory, administrative or judicial process) to disclose any Evaluation Material provided by the other party, such party shall provide the other party with prompt written notice of any such request so that the other party may, at is own expense, seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy, a party is nonetheless legally required to disclose such Evaluation Material to any tribunal, regulatory or administrative authority or agency, the other party may, without liability hereunder, disclose to such tribunal, regulatory or administrative authority or agency only that portion of the Evaluation Material which is legally required to be disclosed, provided that the disclosing party exercises reasonable efforts to preserve the confidentiality of the Evaluation Materials.

8. Each party's obligation with respect to the disclosure of Evaluation Materials, as set forth in this Agreement, is not applicable to Evaluation Materials which:

     a. Become available to it from a source, other than the other party, without breach of this Agreement; or

     b.   Are developed independently by it; or

     c. Are within, or later fall within, the public domain without breach of this Agreement; or

     d.   Are already known by it on an unrestricted basis.

9. The standard of care for protection of Evaluation Materials which is hereby imposed on each party is that degree of care that is reasonably likely to keep the Evaluation Materials provided by the other party from becoming known to third parties in a manner contrary to this Agreement, but in no event less than that degree of care customarily exercised by a party to protect the confidentiality of its own Evaluation Materials.

10. If either party decides that it does not wish to consider further a possible strategic business combination with the other party, it will promptly inform the other party of that decision. At that time, or at any time upon the request of a party for any reason, the other party will and will cause its Representatives to deliver promptly all documents (and all copies thereof) furnished to it by or on behalf of such requesting party pursuant hereto. In the event of such a decision, all other Evaluation Material prepared by a receiving party or its Representatives containing or based on whole or in part on Evaluation Materials provided by the other party shall be destroyed and no copy thereof shall be retained and, upon request, the party obligated to destroy such Evaluation Materials shall certify in writing to the other party that such action has been taken.

11. Except as otherwise expressly provided in this Agreement, notwithstanding the return or destruction of any Evaluation Materials, the parties and their Representatives will continue to be bound by the terms of this Agreement for a period of two years from the date of this Agreement.

12. Each party agrees that unless and until a definitive agreement regarding such strategic business combination between the parties has been executed, neither party will be under any legal obligation of any kind whatsoever with respect to such a possible combination or any other transaction by virtue of this Agreement, except for the matters specifically and expressly agreed to herein. The parties acknowledge and agree that each reserves the right , in its sole discretion, to reject any and all offers and proposals made by the other with regard to a potential combination or other transaction, and to terminate discussions and negotiations with the other party at any time, with or without cause and without further obligation to the other party, except as expressly set forth herein.

13. Nothing in this Agreement is intended, or shall be construed, to limit either party's right to engage in any business or sell or otherwise provide any product or service to any customer or other person in any geographic area or market; provided that no party may use Evaluation Materials in violation of this Agreement.

14. Each of the parties agrees that, until the expiration of two years from the date of this Agreement, without the prior written invitation (on an unsolicited basis) of the Board of Directors of the other party, it and its affiliates will not (a) in any manner acquire, agree to acquire or make any proposal or offer or otherwise seek to acquire, directly or indirectly, any securities (or rights in respect thereof), assets or property of the other party or any of its subsidiaries or of any successor thereto or person in control thereof, whether such agreements or proposals or offers are made with or to the other party or any of its subsidiaries (or a successor thereto or person in control thereof) or a third party; (b) enter into or agree, offer, seek or propose to enter into or otherwise be involved in or part of, directly, or indirectly, any merger, acquisition transaction or other business combination relating to the other party or any of its subsidiaries or any of their respective assets; (c) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities Exchange Act of 1934, as amended (the "Exchange Act") ) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the other party or any of its subsidiaries or of any successor thereto or person in control thereof, (d) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the other party or any of its subsidiaries or of any successor thereto or person in control thereof, (e) seek or propose, alone or in concert with others, to control or influence the management, Board of Directors or policies of the other party; (f) directly or indirectly enter into any discussions, negotiations, arrangements or understandings with any other person (except internal discussions and planning activities involving its Representatives) with respect to any of the foregoing activities or propose any of such activities to any other person (other than its Representatives); (g) directly or indirectly advise, encourage, assist, act as a financing source for or otherwise invest in any other person in connection with any of the foregoing; (h) publicly disclose any intention, plan or arrangement inconsistent with the foregoing. Each party also agrees that during such two-year period, neither it nor any of its affiliates will: (i) request the other party or its advisors, directly or indirectly, to
     (l) amend or waive any provision of this paragraph (including this sentence) or (2) otherwise consent to any action inconsistent with any provision of this paragraph (including this sentence); or (ii) take any initiative with respect to the other party or any of its subsidiaries that could reasonably be expected to require the other party to make a public announcement regarding (l) such initiative, (2) any of the activities referred to in this paragraph, (3) the possibility of a business combination or any similar transaction or
     (4) the possibility of such party or any other person acquiring control of the other party, whether by means of a business combination or otherwise. Notwithstanding clauses (a), (b) and (e) above in this paragraph 14, the parties may engage in the discussions contemplated by this Agreement until such time as one party informs the other that it does not wish to consider further a possible strategic business combination with the other party.

Additionally, the Chief Executive Officer of a party may contact the Chief Executive Officer of the other party for the purpose of expressing continuing or renewed interest in a strategic business combination, provided that, unless invited to do so by the Chief Executive Officer of the other party, no offer or proposal shall be made that would require public disclosure or formal consideration by such other party or its Board of Directors.

A party shall be released from its obligations under this paragraph 14 if an offer is made, or a public announcement is made of a proposal to make an offer, to acquire equity securities of the other party sufficient to effect a change in voting control of the other party or involving a merger, consolidation or amalgamation, or involving a disposition of all or substantially all the assets of, the other party.

15. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, exclusive of its conflicts of law rules. The parties consent to the non-exclusive jurisdiction and venue of the state and federal courts sitting in the State of Delaware.

16. This Agreement constitutes and expresses the entire agreement between the parties as to all matters referred to herein, and all prior and contemporaneous discussions, promises, representations and understandings, whether written or oral, if any, are herein merged and superseded an are of no further force or affect.

17. This Agreement may not be assigned or otherwise transferred by either party in whole or in part without the express prior written consent of the other party, which may be withheld within the sole discretion of such other party. The foregoing shall not apply in the event either party shall change its corporate name or merge with another corporation.

18. This Agreement shall not be supplemented, amended or modified, nor shall any waiver of any right hereunder be effective unless set forth in a written document executed by duly authorized


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


     Representatives of both parties expressly referencing this Agreement and the parties, intent that it be so supplemented, amended or modified. The waiver of any breach of any term or covenant or failure of any condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term or covenant or failure of any condition herein.

19. In the event of a breach of this Agreement, the parties may pursue their remedies at law or in equity; provided, however, the parties acknowledge that money damages for a breach of this Agreement may be difficult or impossible to ascertain and hereby consent to the award of appropriate injunctive relief as well as any other appropriate relief at law or in equity.

20. Neither party shall be deemed by virtue of this Agreement to have represented or warranted the completeness or accuracy or any Evaluation Material delivered to the other party, it being understood that the only representations and warranties shall be those contained in any definitive agreement.As evidence of the parties' mutual agreement to the foregoing terms and conditions, an authorized officer of each party has duly executed this Agreement, respectively.




NEWPORT NEWS SHIPBUILDING INC.          AVONDALE INDUSTRIES, INC.

By:  /s/  David J. Anderson             By:  /s/  Thomas M. Kitchen
   ---------------------------             --------------------------
   Name:    David J. Anderson              Name:    Thomas M. Kitchen
   Title:   Sr. Vice President & CFO       Title:   Vice President & CFO
   Date:    November 23, 1998              Date:    November 23, 1998


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